Lightscape Technologies Announces $7.5 Million
Private Placement Financing

HONG KONG, March 10, 2008 – Lightscape Technologies Inc. (OTCBB: LTSC), a provider of large scale LED-based screens, LED lighting design solutions, and advanced lighting products, announced today a private placement of 9,375,000 common shares at a purchase price of $0.80 per share, for anticipated gross proceeds of $7.5 million. The private placement is expected to close on or about March 12, 2008.

Lightscape intends to use the proceeds to finance its recently announced joint venture with Beijing Xintong Media & Cultural Development Co. Ltd. (a New World Group company) to build an LED-based outdoor advertising network in China, to support its LED lighting design solutions business and for general working capital and human resources purposes.

For more detailed information on the financing referred to in this release, reference is made to the Company’s Current Report on Form 8-K and related exhibits filed with the Securities and Exchange Commission on March 10, 2008.

The common stock offered under the private placement has not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. The company has agreed to file a registration statement covering resale of such common stock by investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Lightscape Technologies

Lightscape Technologies Inc. (OTCBB: LTSC) delivers innovative LED lighting solutions, advanced lighting products and customized energy management solutions. Through wholly owned subsidiary Lightscape Technologies (Greater China) Limited, Lightscape Technologies designs, markets and sells LED-based lighting systems, licenses proprietary LED digital controller software, and provides LED screen rentals. Through subsidiary Beijing Illumination (Hong Kong) Limited, Lightscape Technologies manufactures and sells HID (High-Intensity Discharge) lighting products and Ultra High-Pressure Mercury Lamps. Through wholly owned subsidiary Tech Team Development Limited, Lightscape Technologies provides total energy management products and solutions which optimize energy consumption, lower costs, and enhance competitiveness for clients. Our headquarters are in Hong Kong, and we have offices in Singapore, China and Macau. For additional information, please visit www.lightscapetech.com.hk

Cautionary Disclaimer – Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among others, the estimation, expectation and/or claim, as applicable, that: Lightscape Technologies expects to close a private placement financing on or about March 12, 2008 with certain accredited investors for 9,375,000 shares of common stock at a purchase price of $0.80 per share for anticipated gross proceeds of $7.5 million. Actual results could differ from those projected in any forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the ability of the company to complete the conditions precedent to the closing of the private placement agreement; downturns in economic conditions generally; and the availability of financing from equity capital markets. These forward-looking statements are made as of the date of this news release and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the company’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.